    As filed with the Securities and Exchange Commission on October 15, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           CASELLA WASTE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                       03-0338873
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

 25 GREENS HILL LANE, RUTLAND, VERMONT                         05701
(Address of Principal Executive Offices)                     (Zip Code)

    CASELLA WASTE SYSTEMS, INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 JOHN W. CASELLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               25 GREENS HILL LANE
                             RUTLAND, VERMONT 05701
                     (Name and Address of Agent For Service)

                                 (802) 775-0325
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be         Offering Price Per     Aggregate Offering          Amount of
  to be Registered         Registered(1)                Share                  Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common
Stock, $0.01 par           100,000 shares               $5.32(2)             $532,000(2)              $48.95
value per share
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A common stock as reported on the Nasdaq National Market on October 10, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

       This registration statement on Form S-8 is filed to register the offer and sale of an additional 100,000 shares of the registrant's Class A common stock, $0.01 par value per share, to be issued under the Casella Waste Systems, Inc. 1997 Non-Employee Director Stock Option Plan (the "1997 Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-92735, filed by the registrant on December 14, 1999 and the registration statement on Form S-8, File No. 333-43543, filed by the registrant on December 31, 1997 and amended by the registrant on December 2, 1998, relating to the 1997 Plan.

                                EXPLANATORY NOTE

       After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this registration statement on Form S-8 of their report, which appeared in the Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2002, and the Registrant has dispensed with the requirement under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), to file such consent in reliance on Rule 437a promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement on Form S-8, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP that are incorporated by reference or any omissions to state a material fact required to be stated therein.

       ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

       (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

       (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act dated October 15, 1997, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

       ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

       ITEM 8. EXHIBITS.

       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2002.

                                         CASELLA WASTE SYSTEMS, INC.

                                         By: /s/ JOHN W. CASELLA
                                            -----------------------------------
                                            John W. Casella
                                            Chairman and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

       We, the undersigned officers and directors of Casella Waste Systems, Inc., hereby severally constitute and appoint John W. Casella and James W. Bohlig, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                   TITLE                                DATE
      ---------                                   -----                                ----
/s/ JOHN W. CASELLA                  Chairman and Chief Executive Officer         October 15, 2002
----------------------               (Principal Executive Officer)
John W. Casella


/s/ JAMES W. BOHLIG                  President and Chief Operating Officer,       October 15, 2002
----------------------               Director
James W. Bohlig


/s/ RICHARD A. NORRIS                Senior Vice President and Chief Financial    October 15, 2002
-----------------------              Officer (Principal Accounting and
Richard A. Norris                    Financial Officer)


/s/ DOUGLAS R. CASELLA               Director                                     October 15, 2002
-----------------------
Douglas R. Casella


/s/ JOHN F. CHAPPLE III              Director                                     October 15, 2002
------------------------
John F. Chapple III


/s/ GEORGE J. MITCHELL               Director                                     October 15, 2002
------------------------
George J. Mitchell


/s/ D. RANDOLPH PEELER               Director                                     October 15, 2002
-----------------------
D. Randolph Peeler


/s/ GREGORY B. PETERS                Director                                     October 15, 2002
-----------------------
Gregory B. Peters


/s/ WILBUR L. ROSS, JR.              Director                                     October 15, 2002
------------------------
Wilbur L. Ross, Jr.

                                INDEX TO EXHIBITS

NUMBER      DESCRIPTION
------      -----------

4.1(1)      Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)      Second Amended and Restated By-Laws of the Registrant

4.3(3) Certificate of Designation creating Series A Convertible Preferred Stock of the Registrant

5.1         Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2        Consent of PricewaterhouseCoopers LLP

24.1 Power of attorney (included on the signature pages of this registration statement)

------------
(1)    Previously filed with the Securities and Exchange Commission as Exhibit
       4.1 to the Registrant's Registration Statement on Form S-8 as filed on November 18, 1998 (File No. 333-67487) and incorporated herein by reference.

(2)    Previously filed with the Securities and Exchange Commission as Exhibit
       3.1 to the Registrant's Current Report on Form 8-K as filed on August 18, 2000 (File No. 000-23211) and incorporated herein by reference.

(3)    Previously filed with the Securities and Exchange Commission as Exhibit
       4.1 to the Registrant's Current Report on Form 8-K as filed on August 18, 2000 (File No. 000-23211) and incorporated herein by reference.